Exhibit 99.1

Innovid Reports Second Quarter 2022 Financial Results

Delivered 45% year-over-year revenue growth to $33.1 million on an as-reported basis
CTV accounted for 50% of the volume of all video impressions served
TV measurement accounted for 22% of all revenue
Launched InnovidXP – the first cross-platform TV measurement solution powered by ad serving data and creative personalization

NEW YORK, August 10, 2022 - Innovid Corp. (NYSE:CTV) (the “Company”), an independent advertising platform for delivery, personalization and measurement of converged TV across linear, connected TV (CTV) and digital, today announced financial results for the second quarter ended June 30, 2022.

“Innovid delivered a strong second quarter with 45% year-over-year revenue growth, as CTV revenue continued to grow. We achieved a critical milestone in our mission to fulfill the future of TV measurement with the launch of our converged TV measurement solution, InnovidXP, following the strategic acquisition of TVSquared” said Zvika Netter, Co-Founder and CEO. “Our joint teams and solutions have been realigned to introduce a unified first-to-market global cross-platform measurement solution, directly integrated with ad serving data. Measurement revenue grew significantly this past quarter and we expect InnovidXP to be a driving force for our growth story moving forward.”

Second Quarter Financial Highlights:

(All comparisons are to the second quarter of 2021)
●Revenue grew to $33.1 million for the combined business, reflecting an increase of 45% on an as-reported basis.
○TVSquared business grew 31% year-over-year and contributed $6.8 million in revenue, or 21% of revenue.
○CTV accounted for 47% of revenue, excluding TVSquared, up from 45% of revenue, demonstrating 20% year-over-year growth.
●Net profit was $4.3 million or $0.03 per share.
●Adjusted EBITDA* was negative $(1.7) million, representing (5)% adjusted EBITDA margin*.

Second Quarter Business Highlights:

●CTV Volume Growth: CTV accounted for 50% of the volume of all video impressions served, up from 46% of volume in the second quarter of 2021, demonstrating 23% year-over-year growth.
●Cross-Platform Measurement Expansion: Launched InnovidXP, the first unified cross-platform solution directly integrated with ad serving data and creative personalization, to solve cross-platform TV measurement globally.
○New Business: Measurement accounted for 22% of revenue in the second quarter supported by new clients including several leading multinational and national restaurant chains, an international design platform, and a worldwide employment platform.
○Sell-Side Momentum: Expanded multi-year measurement partnership with Tubi, Fox’s streaming service, demonstrating the power of InnovidXP for always-on incremental reach measurement across both Fox and Tubi.
●New Client Wins: Closed multiple new clients across ad serving and personalization solutions including a multinational e-commerce company, a multinational travel company, and one of the largest U.S. health insurance providers.
●International Market Adoption: Increased international revenue by 51% year-over-year on an as-reported basis, through expanded measurement coverage outside the U.S.
●Expanded Measurement Partnerships: Grew measurement footprint through strategic partnerships spanning programmatic, political, and international TV advertising.

○Programmatic CTV: Named a certified partner in Magnite’s expanded measurement and attribution program, bringing currency optionality to programmatic CTV.
○Political TV Advertising: Partnered with leading ad intelligence data provider, AdImpact, to supply a unified view and real-time insights on reach, frequency, incremental reach, and outcomes, across linear and CTV.

Exhibit 99.1
○International Audience Measurement: Integrated within FreeWheel by Comcast’s newly launched international AudienceXpress offering, allowing advertisers in Europe to buy premium TV advertising on an audience basis across all platforms.

Third Quarter 2022 Outlook

Innovid is providing the following financial guidance for the third quarter of 2022:
●Revenue is expected to be in the range of $33 million to $35 million, reflecting 41% to 49% year-over-year growth on an as-reported basis, and 12% to 19% year-over-year growth on a pro forma basis when including TVSquared revenue.
●Adjusted EBITDA* is expected to be in the range of negative $(2) million to break even.

Full Year 2022 Outlook

Innovid is providing the following updated financial guidance for the full year of 2022:
●Revenue is expected to be in the range of $127 million to $132 million including TVSquared, a year-over-year increase of approximately 41% to 46% growth on an as-reported basis, and 17% to 22% year-over-year growth on a pro forma basis when including TVSquared revenue.
●Total annual adjusted EBITDA* when accounting for the TVSquared acquisition, is expected to be negative $(6.0) million or higher.

Conference Call

Innovid will host a conference call and live webcast to discuss its second quarter 2022 financial results and business highlights today at 8:00 a.m. Eastern Time. Speakers will include Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer, and Tal Chalozin, Co-founder and Chief Technology Officer. To access the conference call, dial 877-407-3211 for the U.S. or Canada, or +1-201-389-0862 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://investors.innovid.com/. Additionally, an archived webcast of the conference call will be made available on the Innovid website following the call.

*This is a non-GAAP measure. Refer to “Non-GAAP Measures” section below for additional information.

Non-GAAP Measures
Innovid prepares unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin. Innovid believes that these measures are relevant and provide useful information to investors by providing a baseline for evaluation and comparing its operating performance against that of other companies in Innovid’s industry. Adjusted EBITDA is defined as net income (loss) attributable to Innovid, excluding (1) depreciation and amortization, (2) stock-based compensation, (3) finance expense, net, (4) transaction related expenses, (5) acquisition related expenses, (6) taxes on income and (7) other one-time items. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.
The non-GAAP financial measures that Innovid uses may not be comparable to similarly titled measures reported by other companies. Also, in the future, Innovid may disclose different non-GAAP financial measures in order to help its investors meaningfully evaluate and compare its results of operations to its previously reported results of operations or to those of other companies in Innovid’s industry. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
Innovid uses Adjusted EBITDA and Adjusted EBITDA margin as measures of operational efficiency to understand and evaluate its core business operations. Innovid believes these non-GAAP financial measures are useful to investors for period to period comparisons of its core business and for understanding and evaluating trends in its operating results on a consistent basis by excluding items that are not viewed as indicative of its core operating performance.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP.
Innovid has provided a reconciliation of Adjusted EBITDA to net (loss) income and Adjusted EBITDA Margin to net (loss) income margin, the most directly comparable GAAP measures, for the historical period in the appendix hereto but is not able to provide a reconciliation of the projected non-GAAP measures for the second quarter of 2022 or the full-year 2022, without unreasonable effort, due to the unknown effect, timing and potential significance of: taxes on income in multiple jurisdictions, finance expenses including valuations, and purchase price allocation yet to be finalized. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.

Exhibit 99.1
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results and expected growth. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid’s ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid’s ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid’s sales and marketing efforts, Innovid’s ability to effectively manage its growth, the impact of the Covid-19 pandemic, the risk of continued inflation and other macroeconomic events, acquisition related risks, and other important factors discussed under the caption “Risk Factors” in Innovid’s Annual Report on Form 10-K filed with the SEC on March 18, 2022, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

About Innovid

Innovid (NYSE:CTV) powers advertising delivery, personalization, measurement and outcomes across linear, CTV and digital for some of the world’s largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and currency-grade measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Investor Relations:

Brinlea Johnson
ir@innovid.com

Media:

Chris Harihar
chris@crenshawcomm.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 44,024	$ 156,696
Trade receivables, net (allowance for doubtful accounts of $69 and $81 at June 30, 2022 and December 31 2021, respectively)	43,553	35,422
Prepaid expenses and other current assets	5,247	3,131
Total current assets	92,824	195,249
NON-CURRENT ASSETS:
Long-term deposit	312	310
Long-term restricted deposits	411	462
Property and equipment, net	8,862	4,840
Goodwill	114,608	4,555
Intangible assets, net	35,135	—
Operating lease right of use asset	3,069	—
Other non-current assets	625	116
Total non-current assets	163,022	10,283
TOTAL ASSETS	$ 255,846	$ 205,532
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	3,661	5,026
Employees and payroll accruals	9,499	7,742
Accrued expenses and other current liabilities	4,662	3,082
Current portion of long-term debt	15,000	6,000
Lease liabilities - current portion	1,685	—
Total current liabilities	34,507	21,850
NON-CURRENT LIABILITIES:
Lease liabilities - non-current portion	2,464	—
Other non-current liabilities	3,831	3,455
Warrants liability	3,026	18,972
Total non-current liabilities	9,321	22,427
TOTAL LIABILITIES	43,828	44,277
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 500,000,000 and 500,000,000 at June 30, 2022 and December 31, 2021, respectively; Issued and outstanding: 132,411,715 and 119,017,380 at June 30, 2022 and December 31, 2021, respectively	13	12
Additional paid-in capital	347,630	293,719
Accumulated deficit	(135,625)	(132,476)
Total stockholders’ equity	212,018	161,255
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 255,846	$ 205,532

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$ 33,088	$ 22,842	$ 58,950	$ 40,855
Cost of revenues (1)	7,351	3,968	13,277	7,811
Research and development (1)	9,710	6,131	16,964	11,356
Sales and marketing (1)	14,320	8,105	24,671	14,677
General and administrative (1)	9,955	4,200	21,410	6,579
Depreciation and amortization	926	149	1,599	331
Operating (loss) profit	(9,174)	289	(18,971)	101
Finance expenses (income), net	(13,306)	1,602	(15,617)	3,171
Profit (loss) before taxes	4,132	(1,313)	(3,354)	(3,070)
Taxes on income (tax benefit)	(168)	346	(205)	525
Net profit (loss)	4,300	(1,659)	(3,149)	(3,595)

Accretion of preferred stock to redemption value	—	(21,076)	—	(44,804)
Net loss attributable to common stockholders	$ 4,300	$ (22,735)	$ (3,149)	$ (48,399)
Net loss per stock attributable to common stockholders (2)
Basic	$ 0.03	$ (1.33)	$ (0.02)	$ (2.85)
Diluted	$ 0.03	$ (1.33)	$ (0.02)	$ (2.85)
Weighted-average number of stock used in computing net loss per stock attributable to common stockholders (2)
Basic	132,152,652	17,116,586	128,220,893	16,956,139
Diluted	139,988,123	17,116,586	128,220,893	16,956,139

(1) Exclusive of depreciation and amortization presented separately.
(2) Prior period results have been adjusted to reflect the exchange of Innovid Inc’s common stock for Innovid Corp’s common stock at an exchange ratio of approximately 1.337 as a result of the Transaction.

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
(In thousands, except stock data)

	Temporary equity		Common stock		Treasury stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2020	73,690,340	$ 86,997	16,275,609	$ 2	1,914,328	$ (1,629)	$ 10	$ (48,113)	$ (49,730)
Accretion of preferred stock to redemption value	—	23,728	—	—	—	—	(586)	(23,142)	(23,728)
Stock-based compensation	—	—	—	—	—	—	280	—	280
Stock options exercised	—	—	761,697	—	—	—	306	—	306
Net loss	—	—	—	—	—	—	—	(1,936)	(1,936)
Balance as of March 31, 2021 (unaudited)	73,690,340	110,725	17,037,306	2	1,914,328	(1,629)	10	(73,191)	(74,808)
Accretion of preferred stock to redemption value	—	21,076	—	—	—	—	$ (1,500)	$ (19,576)	(21,076)
Stock-based compensation	—	—	—	—	—	—	$ 1,440	$ —	1,440
Stock options exercised	—	—	1,281,999	—	—	—	$ 61	$ —	61
Net loss	—	—	—	—	—	$ —	$ —	$ (1,659)	(1,659)
Balance as of June 30, 2021 (unaudited)	73,690,340	131,801	18,319,305	$ 2	1,914,328	(1,629)	$ 11	$ (94,426)	$ (96,042)

	Temporary equity		Common stock		Treasury stock		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2021	—	—	119,017,380	$ 12	—	—	$ 293,719	$ (132,476)	$ 161,255
Common stock and equity awards issued for acquisition of TVS	—	—	11,549,465	1	—	—	47,151	—	47,152
Stock-based compensation	—	—	—	—	—	—	1,496	—	1,496
Stock options exercised	—	—	1,521,927	—	—	—	462	—	462
Net loss	—	—	—	—	—	—	—	(7,449)	(7,449)
Balance as of March 31, 2022 (unaudited)	—	—	132,088,772	13	—	—	342,828	(139,925)	202,916
Stock-based compensation	—	—	—	—	—	—	4,628	—	4,628
Stock options exercised	—	—	322,943	—	—	—	174	—	174
Net profit	—	—	—	—	—	—	—	4,300	4,300
Balance as of June 30, 2022 (unaudited)	—	—	132,411,715	$ 13	—	—	$ 347,630	$ (135,625)	$ 212,018

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net loss	$ (3,149)	$ (3,595)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,599	331
Stock-based compensation	5,634	1,720
Change in fair value of warrants	(15,946)	2,728
Changes in operating assets and liabilities
(Increase)/ decrease in trade receivables, net	(4,624)	2,605
Increase in prepaid expenses and other operating assets	(747)	(623)
Increase/ (decrease) in trade payables	(321)	238
Decrease in operating lease right of use assets	872	—
Increase/ (decrease) in employees and payroll accruals	1,044	184
Decrease in operating lease liabilities	(1,208)	—
Increase in accrued expenses and other operating liabilities	945	759
Net cash (used in)/ provided by operating activities	(15,901)	4,347
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(99,568)	—
Internal use software capitalization	(3,516)	—
Purchase of property and equipment	(221)	(284)
Founders' note receivable	—	(459)
Decrease in deposits	32	(24)
Net cash used in investing activities	(103,273)	(767)
Cash flows from financing activities:
Repayment of acquisition liability	—	(126)
Proceeds from loans	9,000	—
Repayment of loans	—	(3,033)
Payment of SPAC merger transaction costs	(3,185)	—
Proceeds from exercise of options	636	367
Net cash (used in)/ provided by financing activities	6,451	(2,792)
Increase/ (decrease) in cash, cash equivalents and restricted cash	(112,723)	788
Cash, cash equivalents and restricted cash at the beginning of the period	157,158	16,092
Cash, cash equivalents and restricted cash at the end of the period	$ 44,435	$ 16,880
Supplemental disclosure of cash flows activities:
(1) Cash paid during the period for:
Income taxes paid, net of tax refunds	$ 363	$ 80
Interest	$ 137	$ 128
(2) Non-cash transactions:
Business combination consideration paid in stock	$ 47,152	$ —
Accretion of preferred stock to redemption value	—	$ 44,804
Deferred offering cost included in accrued liabilities	—	$ 1,640
Reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position
Cash and cash equivalents	44,024	16,441
Long-term restricted deposits	411	439
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$ 44,435	$ 16,880

Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA
In addition to our results determined in accordance with US GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with US GAAP.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net profit (loss)	$ 4,300	$ (1,659)	$ (3,149)	$ (3,595)
Net profit (loss) margin	13%	(7) %	(5) %	(9) %
Depreciation and amortization	926	149	1,599	331
Stock-based compensation	4,138	1,440	5,730	1,720
Finance expense (income), net (a)	(13,306)	1,602	(15,617)	3,171
Transaction related expenses (b)	164	—	392	—
Acquisition related expenses (c)	768	—	4,971	—
Other (d)	1,518	—	1,610	—
Taxes on income	(168)	346	(205)	525
Adjusted EBITDA	$ (1,660)	$ 1,878	$ (4,669)	$ 2,152
Adjusted EBITDA margin	(5) %	8%	(8) %	5%

(a) Finance expense (income), net consists primarily of remeasurement expense related to our foreign subsidiaries’ monetary assets, liabilities and operating results, our interest expense and revaluation of our warrants. The unrealized gain from changes in the fair value of our warrants for the three months and six months period ended June 30, 2022 (unaudited) was $13.2 million and $15.9 million, respectively. The unrealized loss from changes in the fair value of our warrants for the three months and six months period ended June 30, 2021 (unaudited) was $1.4 million and $2.7 million, respectively.
(b) Transaction related expenses consist of professional fees associated with the SPAC merger transaction and PIPE related SEC filings.
(c) Acquisition related expenses consists of professional fees associated with the acquisition of TVS.
(d) For the three months and six months ended June 30, 2022, “other” consists of exit costs for a former TVS employee, retention bonus expense for TVS employees and legal costs related to the Nielsen Claim.